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                                                                     Exhibit 5.1

     Opinion of Stradling Yocca Carlson & Rauth, A Professional Corporation

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 2950
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 765-9180
                            FACSIMILE (415) 765-9187

                               December 21, 2000

Radiance Medical Systems, Inc.
13700 Alton Parkway, Suite 160
Irvine, CA 92618

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Radiance Medical Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of: (a) 600,000 shares of the Company's Common Stock issuable under the 1996 Stock Option/Stock Issuance Plan (As Amended and Restated as of April 8, 1997, March 12, 1998 and November 3, 1998, and amended as of March 31, 2000) (the "1996 Plan"); and (b) 200,000 shares of Common Stock issuable made available for purchase pursuant to the Company's Employee Stock Purchase Plan (As Amended As Of March 31, 2000) (the "ESPP").

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, it is our opinion that the 600,000 shares of Common Stock to be issued under the 1996 Plan against full payment in accordance with the respective terms and conditions of the 1996 Plan, and the 200,000 shares of Common Stock to be purchased under the ESPP against full payment in accordance with the respective terms and conditions of the ESPP, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ STRADLING YOCCA CARLSON & RAUTH